UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2013

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 11, 2013, Dynex Capital, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as the representatives (the “Representatives”) of the underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 2,000,000 shares (the “Firm Shares”) of the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series B Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to 300,000 additional shares (the “Option Shares”) of Series B Preferred Stock on the same terms and conditions. The offering of the Firm Shares is expected to close on April 19, 2013, and will result in proceeds to the Company (before estimated expenses) of approximately $48.425 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters, for a period of 30 days from the date of the Underwriting Agreement, to not offer, sell, contract to sell, pledge, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any securities substantially similar to the Series B Preferred Stock, or any securities convertible into or exercisable or exchangeable for, or represent rights to receive, shares of the Series B Preferred Stock or securities substantially similar to the Series B Preferred Stock, or file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933 with respect to the foregoing, or publicly disclose the intention to do any of the foregoing, or enter into swaps or similar arrangements having similar economic consequences without the prior written consent of the Representatives.

The issuance and sale of the Firm Shares and, if applicable, Option Shares will be pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-173551), which was declared effective by the SEC on December 13, 2011, and the prospectus supplement dated April 11, 2013, filed with the SEC on April 12, 2013.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Troutman Sanders LLP, with respect to the legality of the shares and as Exhibit 8.1 hereto an opinion of Troutman Sanders LLP with respect to certain tax matters.

Item 3.03	Material Modification to Rights of Security Holders.

On April 15, 2013, Articles of Amendment to the Restated Articles of Incorporation of Dynex Capital, Inc. (the “Company”) became effective. The Articles of Amendment designate 7,000,000 shares of the Company’s authorized but unissued preferred stock as shares of the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) with the terms, including preferences, limitations and relative rights, set forth in the Articles of Amendment.

The Articles of Amendment provide that the Company will pay, when and as declared by the Board of Directors out of funds legally available for that purpose, quarterly cumulative dividends on the Series B Preferred Stock, in arrears, on January 15, April 15, July 15 and October 15 of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) from, and including, April 19, 2013 at a rate of 7.625% per year of the $25.00 per share liquidation preference (equivalent to $1.90625 per year per share).

The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and all equity securities issued by the Company with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company, and (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company.

The Series B Preferred Stock is not redeemable prior to April 30, 2018, except upon a “Change of Control”, as defined in the Articles of Amendment, and except that the Company may purchase or redeem shares of the Series B Preferred Stock to preserve the Company’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes or to protect the tax status of one or more real estate mortgage conduits (“REMICs”) in which the Company has acquired or plans to acquire an interest or avoid the direct or indirect imposition of a penalty tax on the Company.

On and after April 30, 2018, the Company may, at its option, redeem any or all of the shares of the Series B Preferred Stock at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem any or all of the shares of Series B Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to the Company’s election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles of Amendment)) to convert some or all of the Series B Preferred Stock held by such holder into a number of shares of the Company’s common stock per share of Series B Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Articles of Amendment, including provisions for the receipt, under specified circumstances, of alternative consideration.

The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series B Preferred Stock.

The restrictions on ownership and transfer in Article VI and Article VII of the Restated Articles of Incorporation apply to the Series B Preferred Stock in order to protect the Company’s status as a REIT for federal income tax purposes, and to protect the tax status of one or more REMICs in which the Company has acquired or plans to acquire an interest or to avoid the direct or indirect imposition of a penalty tax on the Company.

Holders of Series B Preferred Stock generally have no voting rights. However, whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting the Company’s Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock the Company may issue upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a voting group with respect to the election of those two directors) and the holders of Series B Preferred Stock (voting separately as a voting group with all other classes or series of preferred stock the Company may issue upon which like voting rights have been conferred and are exercisable (including holders of the Series A Preferred Stock, if applicable) and which are entitled to vote as a voting group with the Series B Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors. Such voting rights will continue until all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

Holders of Series B Preferred Stock have limited voting rights in certain other circumstances as delineated in the Articles of Amendment.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock have the right to vote with the Series B Preferred Stock as a single voting group on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

As of the date of this Current Report on Form 8-K, there are 2,300,000 shares of Series A Preferred Stock outstanding. The Company has no other outstanding preferred stock.

A copy of the Articles of Amendment and a specimen of Series B Preferred Stock certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles of Amendment in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Restated Articles of Incorporation

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 11, 2013, by and among Dynex Capital, Inc., J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc.

3.1	Articles of Amendment to the Restated Articles of Incorporation, effective April 15, 2013.

4.1	Specimen of 7.625% Series B Cumulative Redeemable Preferred Stock Certificate.

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters.

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: April 16, 2013	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 11, 2013, by and among Dynex Capital, Inc., J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc.

3.1	Articles of Amendment to the Restated Articles of Incorporation, effective April 15, 2013.

4.1	Specimen of 7.625% Series B Cumulative Redeemable Preferred Stock Certificate.

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters.

23.1	Consent of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1).